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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 21, 1999 included in Ameron International Corporation's Form 10-K for the year ended November 30, 1998 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP
Los Angeles, California,
May 22, 2001